Exhibit 99.1

Mallinckrodt plc Reports Fiscal 2016 Third Quarter Results
and Provides Guidance for Calendar Year 2016

-- Net sales of $971 million, up 10.6%; 10.8% on a constant-currency basis --

-- Net Sales in Specialty Brands segment increased 32.1%, contributing 60.7% of company total, driven by continued strong volume growth, expanding patient access --

-- H.P. Acthar® Gel net sales up 11.0% --
-- INOMAX® net sales up 48.6%; 23.5% on a constant-currency pro forma basis --
-- OFIRMEV® net sales up 13.8% --
-- Therakos® net sales up 15.7% on a constant-currency pro forma basis --

-- Diluted earnings per share from continuing operations of $1.79, up 281%;
adjusted diluted earnings per share of $2.20, up 8.9% --

-- Third quarter operating cash flow of $454 million; free cash flow of $412 million --

CHESTERFIELD, United Kingdom - Aug. 2, 2016 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the third quarter of fiscal 20161. Unless otherwise noted, all comparisons of fiscal 2016 third quarter or year-to-date performance are to the comparable periods of fiscal 2015.

Total Mallinckrodt net sales were $970.6 million in the third quarter of fiscal 2016, up 10.6%, or 10.8% on a constant-currency basis. Specialty Brands segment revenue was up 32.1% and was the primary component of overall net sales acceleration. Results were led by solid volume growth in H.P. Acthar Gel (repository corticosteroid injection), unusually strong net sales results for INOMAX (nitric oxide) gas, for inhalation, and incremental volume growth for OFIRMEV (acetaminophen) injection and for the Therakos immunotherapy platform. Specialty Brands results were partially offset by decreased net sales within the Specialty Generics and Nuclear Imaging segments.

GAAP2 net income from continuing operations for the quarter was $195.7 million, or $1.79 per diluted share, compared with $55.6 million, or $0.47 per diluted share. The increase principally reflects higher net sales and profits from acquired assets in the Specialty Brands segment and strong net sales and profit contribution from Acthar. In addition, selling, general and administrative (SG&A) costs decreased due to 2015 charges that did not recur in fiscal 2016. These factors were partially offset by higher interest expense resulting primarily from the debt associated with the acquisitions of INOMAX and Therakos. Adjusted diluted earnings per share were $2.20, up 8.9% from $2.02.

“Mallinckrodt’s strong performance in the third quarter of fiscal 2016 reflects an ongoing focus on execution in Specialty Brands -- particularly in our commercial and scientific organizations. We continue to generate compelling new data and clinical evidence for key brands, and are working to bring this data to new physicians and patients - clear evidence that our Acquire to Invest strategy is creating performance momentum,” said Mark Trudeau, President and Chief Executive Officer. “We are particularly pleased with the results in the quarter from Acthar - driven solely by volume gains - and INOMAX, with OFIRMEV and Therakos continuing to contribute notable advances. By following our strategy and focusing on execution, we are making steady progress in building a leading specialty pharmaceutical company and are creating near- and long-term value for patients and shareholders.”

1 Amounts reported reflect presentation of the company’s former contrast media and delivery systems (CMDS) business as a discontinued operation.
2 Generally accepted accounting principles

GAAP gross profit was $541.3 million for the quarter, up 7.4% over $503.8 million. This growth resulted from the performance of Acthar, the full quarter inclusion and performance of INOMAX, the performance of OFIRMEV, and the inclusion and performance of Therakos, partially offset by decreased gross profit from the Specialty Generics segment. Gross profit as a percentage of sales was 55.8% compared with 57.4%, reflecting increased amortization expense. Adjusted gross profit was $718.5 million for the quarter, up 9.7% over $654.9 million. Adjusted gross profit as a percentage of net sales was 74.0% versus 74.6%.

GAAP SG&A expenses for the quarter were $248.4 million, compared with $295.0 million, representing 25.6% and 33.6% of net sales, respectively. The decrease in absolute SG&A expenses is due to fiscal 2015 legal and stock compensation costs that did not recur in fiscal 2016, and lower transaction costs in the current year. Adjusted SG&A expenses for the quarter were $250.1 million, compared with $234.5 million, principally driven by the additions of INOMAX and Therakos. Adjusted SG&A expenses as a percentage of net sales for the quarter were 25.8%, an improvement of 90 basis points.

Income tax benefit in the third quarter was $89.3 million, versus a benefit of $1.2 million, resulting in GAAP effective rates of negative 83.9% and 2.2%, respectively. The adjusted effective tax rate was 18.6% compared with 16.8%. The variance between the GAAP and non-GAAP effective tax rate relates to the tax effect on pre-tax non-GAAP adjustments and deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

Nine-Month Fiscal 2016 Results
Net sales were $2.803 billion, up 13.8% compared with $2.465 billion. The increase came primarily through continued volume-driven net sales performance for Acthar, the inclusion and performance of INOMAX, performance for OFIRMEV, and the inclusion and performance of Therakos. Specialty Brands results were partially offset by decreased net sales within the Specialty Generics segment.

Diluted earnings per share from continuing operations were $3.84 compared with $1.85, an increase of 107.6%. Adjusted diluted earnings per share were $6.29, compared with $5.52, an increase of 13.9%.

Liquidity
During the fiscal third quarter, the company repurchased 1.7 million ordinary shares under its share repurchase program for $100.3 million and repaid $150.0 million of the company’s revolving credit facility.

In the first nine months of fiscal 2016, Mallinckrodt generated $994.4 million in operating cash flow and $860.9 million in free cash flow, with $412.2 million in free cash flow in the third quarter alone. The company used a portion of this strong nine-month cash generation and the cash received from the divestiture of the CMDS business to repurchase $600.2 million of ordinary shares under our authorized program, reduce debt by $208.8 million, and acquire the Hemostasis products for $173.5 million.

Mallinckrodt’s cash balance at the end of the fiscal third quarter was $521.9 million. In July, after the close of the fiscal third quarter, the company paid off the remaining balance of $250.0 million on its revolving credit facility, which is now undrawn. The company’s liquidity position remains quite strong and management remains focused primarily on allocating capital to share repurchases, further debt reduction and additional business development.

BUSINESS SEGMENT RESULTS

Specialty Brands Segment
The segment benefited from strong commercial execution throughout the third quarter with net sales increasing to $589.3 million, compared with $446.2 million, an increase of 32.1%, or 32.3% on a constant-currency basis.

Acthar net sales were $298.3 million in the quarter, an 11.0% increase over $268.7 million. Mallinckrodt’s second largest product, INOMAX, generated net sales of $121.1 million, up 48.6% over $81.5 million, with constant-currency pro forma basis growth of 23.5%. OFIRMEV net sales were $70.7 million compared with $62.1 million, an increase of 13.8%. Net sales of the Therakos immunotherapy product line were $52.5 million, with constant-currency pro forma basis growth of 15.7%.

Specialty Generics Segment
Net sales for the segment in the third quarter decreased 14.5% to $263.4 million, compared with $307.9 million, driven principally by net sales declines in various product categories due to increased competition negatively impacting both volume and price. On a constant-currency basis, segment net sales declined 14.3%. Management continues to expect decreased net sales in this segment in coming quarters.

Nuclear Imaging Segment
Net sales for the third quarter fiscal 2016 for the Nuclear Imaging segment were $104.0 million, compared with $108.8 million, a 4.4% decline, or 4.7% on a constant-currency basis.

GUIDANCE UPDATE
Management provided an adjusted diluted earnings guidance range for calendar year 2016 (the 53-week period ending December 30, 2016) of $8.50 to $8.80 per share. Management also noted they now expect results from fiscal year 2016 (the period ending September 30, 2016) to come in above the high end of the previously provided range of $8.15 to $8.50 per share.

Mallinckrodt does not provide guidance on GAAP diluted earnings per share because it is unable to predict with reasonable certainty the following items without unreasonable effort: intangible asset amortization, restructuring and related charges, inventory step-up expense, non-restructuring impairment charges, changes in contingent consideration fair value, acquisition-related expenses, and legal and environmental charges. These items are uncertain, depend on various factors and could be material to Mallinckrodt's GAAP diluted earnings per share.

CONFERENCE CALL AND WEBCAST

Mallinckrodt will hold a conference call for investors on Tuesday, Aug. 2, 2016, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 34055287.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. U.S. Eastern time on Tuesday, Aug. 2, 2016, and ending at 11:59 p.m. U.S. Eastern Time on Tuesday, Aug.16, 2016. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number (404) 537-3406. All callers will be required to provide the Conference ID of 34055287.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical and biopharmaceutical products and therapies, as well as nuclear imaging products. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and hemostasis products; and central nervous system drugs. The company's core strengths include the acquisition and management of highly regulated raw materials and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Nuclear Imaging segment includes nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, pro forma third quarter fiscal 2015 INOMAX net sales, pro forma third quarter fiscal 2015 Therakos net sales, and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition-related expenses; changes in fair value of contingent consideration obligations; inventory step-up expenses; significant legal and environmental charges; recurrent cash tax payments to the U.S. Internal Revenue Service associated with internal installment sales transactions; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in its reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as U.S. tax payments associated with internal installment sale transactions.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Pro forma third quarter fiscal 2015 INOMAX net sales represent $98.1 million of INOMAX net sales, which represents $16.6 million under its prior ownership and $81.5 million under Mallinckrodt subsequent to the Apr. 16, 2015 acquisition. INOMAX growth in the third quarter fiscal 2016 represented 23.4% over pro forma third quarter fiscal 2015. The growth was negatively impacted by 0.1% due to currency impacts.

Pro forma third quarter fiscal 2015 Therakos net sales represent $46.2 million of its net sales under prior ownership. Therakos growth in the third quarter fiscal 2016 was 13.6% over pro forma third quarter fiscal 2015. The growth was negatively offset by 2.1% due to currency impacts.

Free cash flow for the first nine months of fiscal 2016 represents net cash provided by operating activities of $994.4 million less capital expenditures of $133.5 million, each as prepared in accordance with GAAP. For the third quarter, the company generated $454.3 million in net cash provided by operating activities less capital expenditures of $42.1 million.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

Cautionary Statements Related to Forward-Looking Statements
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things; general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's ability to successfully develop or commercialize new products; Mallinckrodt's ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S.

Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the "Risk Factors" sections of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 25, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 25, 2016. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

Daniel J. Speciale, CPA
Director, Investor Relations
314-654-3638
daniel.speciale@mallinckrodt.com

Media
Rhonda Sciarra
Senior Communications Manager
314-654-8618
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications and Public Affairs
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	June 24, 2016	Percent of Net sales	June 26, 2015	Percent of Net sales
Net sales	$970.6	100.0%	$877.3	100.0%
Cost of sales	429.3	44.2	373.5	42.6
Gross profit	541.3	55.8	503.8	57.4
Selling, general and administrative expenses	248.4	25.6	295.0	33.6
Research and development expenses	76.1	7.8	59.9	6.8
Restructuring charges, net	14.1	1.5	22.7	2.6
Gains on divestiture and license	(0.2)	—	(0.9)	(0.1)
Operating income	202.9	20.9	127.1	14.5
Interest expense	(95.6)	(9.8)	(72.5)	(8.3)
Interest income	0.4	—	0.2	—
Other income (loss), net	(1.3)	(0.1)	(0.4)	—
Income from continuing operations before income taxes	106.4	11.0	54.4	6.2
Income tax benefit	(89.3)	(9.2)	(1.2)	(0.1)
Income from continuing operations	195.7	20.2	55.6	6.3
Income (loss) from discontinued operations, net of income taxes	3.6	0.4	2.4	0.3
Net income	$199.3	20.5%	$58.0	6.6%

Basic earnings per share:
Income from continuing operations	$1.80		$0.47
Income (loss) from discontinued operations	0.03		0.02
Net income	1.84		0.50
Diluted earnings per share:
Income from continuing operations	$1.79		$0.47
Income (loss) from discontinued operations	0.03		0.02
Net income	1.82		0.49
Weighted-average number of shares outstanding:
Basic	108.6		116.3
Diluted	109.4		117.8

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	June 24, 2016				June 26, 2015
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$541.3	$248.4	$199.3	$1.82	$503.8	$295.0	$58.0	$0.49
Adjustments:
Intangible asset amortization	174.0	(1.8)	175.8	1.61	147.1	(1.9)	149.0	1.26
Restructuring and related charges, net (1)	0.6	(0.7)	15.3	0.14	—	—	22.7	0.19
Inventory step-up expense	2.6	—	2.6	0.02	4.0	—	4.0	0.03
Incremental equity conversion costs	—	—	—	—	—	(19.6)	19.6	0.17
Loss (income) from discontinued operations	—	—	(3.6)	(0.03)	—	—	(2.4)	(0.02)
Change in contingent consideration fair value	—	4.3	(4.3)	(0.04)	—	—	—	—
Acquisition related expenses	—	(0.1)	0.1	—	—	(23.5)	23.5	0.20
Significant legal and environmental changes	—	—	—	—	—	(15.5)	15.5	0.13
Income taxes (2)	—	—	(144.4)	(1.32)	—	—	(49.6)	(0.42)
Dilutive share impact (3)	—	—	—	—	—	—	(1.8)	(0.01)
As adjusted	$718.5	$250.1	$240.8	$2.20	$654.9	$234.5	$238.5	$2.02

Percent of net sales	74.0%	25.8%	24.8%		74.6%	26.7%	27.2%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

(3)
For the three months ended June 26, 2015, the diluted net income per share on a GAAP basis was required to be calculated using the two-class method of calculating net income per share. This method required $0.4 million of net income be allocated to participating securities for the three months ended June 26, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.8 million for the three months ended June 26, 2015. Due to the fiscal 2015 vesting of equity awards that qualified as participating securities, the Company is no longer required to use the two-class method, and therefore applied the treasury stock method for the three months ended June 26, 2016.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	June 24, 2016	June 26, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$589.3	$446.2	32.1%	(0.2)%	32.3%
Specialty Generics	263.4	307.9	(14.5)	(0.2)	(14.3)
Nuclear Imaging	104.0	108.8	(4.4)	0.3	(4.7)
	956.7	862.9	10.9	(0.2)	11.1
Other(1)	13.9	14.4	(3.5)	—	(3.5)
Net sales	$970.6	$877.3	10.6%	(0.2)%	10.8%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	June 24, 2016	June 26, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$298.3	$268.7	11.0%	—%	11.0%
Inomax	121.1	81.5	48.6	(0.1)	48.7%
Ofirmev	70.7	62.1	13.8	—	13.8%
Therakos immunotherapy	52.5	—	—	—	—%
Hemostasis	13.9	—	—	—	—%
Other	32.8	33.9	(3.2)	0.2	(3.4)%
Specialty Brands Total	$589.3	$446.2	32.1%	(0.2)%	32.3%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$38.2	$37.4	2.1%	—%	2.1%
Oxycodone (API) and oxycodone-containing tablets	30.6	31.6	(3.2)	—	(3.2)
Methylphenidate ER	24.3	30.0	(19.0)	—	(19.0)
Other controlled substances	124.7	157.4	(20.8)	—	(20.8)
Other	45.6	51.5	(11.5)	(1.3)	(10.2)
Specialty Generics Total	$263.4	$307.9	(14.5)%	(0.2)%	(14.3)%

Nuclear Imaging Total	$104.0	$108.8	(4.4)%	0.3%	(4.7)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Nine Months Ended
	June 24, 2016	Percent of Net sales	June 26, 2015	Percent of Net sales
Net sales	$2,803.4	100.0%	$2,464.5	100.0%
Cost of sales	1,290.8	46.0	1,093.0	44.3
Gross profit	1,512.6	54.0	1,371.5	55.7
Selling, general and administrative expenses	722.1	25.8	827.5	33.6
Research and development expenses	198.3	7.1	170.6	6.9
Restructuring charges, net	29.1	1.0	33.4	1.4
Non-restructuring impairment charges	16.9	0.6	—	—
Gains on divestiture and license	(0.5)	—	(2.6)	(0.1)
Operating income	546.7	19.5	342.6	13.9
Interest expense	(290.6)	(10.4)	(178.7)	(7.3)
Interest income	0.8	—	0.7	—
Other income, net	—	—	8.0	0.3
Income from continuing operations before income taxes	256.9	9.2	172.6	7.0
Income tax benefit	(175.0)	(6.2)	(45.6)	(1.9)
Income from continuing operations	431.9	15.4	218.2	8.9
Income from discontinued operations, net of income taxes	96.8	3.5	31.3	1.3
Net income	$528.7	18.9%	$249.5	10.1%

Basic earnings per share:
Income from continuing operations	$3.87		$1.87
Income from discontinued operations	0.87		0.27
Net income	4.73		2.14
Diluted earnings per share:
Income from continuing operations	$3.84		$1.85
Income from discontinued operations	0.86		0.26
Net income	4.70		2.11
Weighted-average number of shares outstanding:
Basic	111.7		115.5
Diluted	112.6		117.1

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Nine Months Ended
	June 24, 2016				June 26, 2015
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$1,512.6	$722.1	$528.7	$4.70	$1,371.5	$827.5	$249.5	$2.11
Adjustments:
Intangible asset amortization	518.8	(5.4)	524.2	4.66	392.4	(4.3)	396.7	3.39
Restructuring and related charges, net (1)	1.2	(1.8)	32.1	0.29	—	—	33.6	0.29
Inventory step-up expense	20.9	—	20.9	0.19	39.2	—	39.2	0.33
Incremental equity conversion costs	—	—	—	—	—	(65.0)	65.0	0.56
Income from discontinued operations	—	—	(96.8)	(0.86)	—	—	(31.3)	(0.27)
Non-restructuring impairment charges	—	—	16.9	0.15	—	—	—	—
Change in contingent consideration fair value	—	10.6	(10.6)	(0.09)	—	—	—	—
Acquisition related expenses	—	(3.1)	3.1	0.03	—	(30.6)	30.6	0.26
Significant legal and environmental changes	—	(11.5)	11.5	0.10	—	(66.8)	66.8	0.57
Income taxes (2)	—	—	(321.7)	(2.86)	—	—	(197.9)	(1.69)
Dilutive share impact (3)	—	—	—	—	—	—	(5.9)	(0.02)
As adjusted	$2,053.5	$710.9	$708.3	$6.29	$1,803.1	$660.8	$646.3	$5.52

Percent of net sales	73.3%	25.4%	25.3%		73.2%	26.8%	26.2%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

(3)
For the nine months ended June 26, 2015, the diluted net income per share on a GAAP basis was required to be calculated using the two-class method of calculating net income per share. This method required $2.3 million of net income be allocated to participating securities for the nine months ended June 26, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.1 million for the nine months ended June 26, 2015. Due to the fiscal 2015 vesting of equity awards that qualified as participating securities, the Company is no longer required to use the two-class method, and therefore applied the treasury stock method for the nine months ended June 26, 2015.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Nine Months Ended
	June 24, 2016	June 26, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,667.5	$1,154.1	44.5%	(0.3)%	44.8%
Specialty Generics	785.4	954.9	(17.8)	(0.6)	(17.2)
Nuclear Imaging	309.8	320.2	(3.2)	(1.8)	(1.4)
	2,762.7	2,429.2	13.7	(0.6)	14.3
Other(1)	40.7	35.3	15.3	—	15.3
Net sales	$2,803.4	$2,464.5	13.8%	(0.6)%	14.4%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Nine Months Ended
	June 24, 2016	June 26, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$833.4	$763.1	9.2%	—%	9.2%
Inomax	347.4	81.5	326.3	(0.6)	326.9%
Ofirmev	208.7	201.6	3.5	—	3.5%
Therakos immunotherapy	153.1	—	—	—	—%
Hemostasis	25.3	—	—	—	—%
Other	99.6	107.9	(7.7)	(0.2)	(7.5)%
Specialty Brands Total	$1,667.5	$1,154.1	44.5%	(0.3)%	44.8%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$115.7	$138.0	(16.2)%	—%	(16.2)%
Oxycodone (API) and oxycodone-containing tablets	97.4	127.2	(23.4)	—	(23.4)
Methylphenidate ER	80.1	112.6	(28.9)	—	(28.9)
Other controlled substances	356.3	414.7	(14.1)	—	(14.1)
Other	135.9	162.4	(16.3)	(3.7)	(12.6)
Specialty Generics Total	$785.4	$954.9	(17.8)%	(0.6)%	(17.2)%

Nuclear Imaging Total	$309.8	$320.2	(3.2)%	(1.8)%	(1.4)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 24, 2016	September 25, 2015
Assets
Current Assets:
Cash and cash equivalents	$521.9	$365.9
Accounts receivable, net	500.0	548.5
Inventories	357.7	281.8
Deferred income taxes	115.7	142.7
Prepaid expenses and other current assets	131.0	207.3
Current assets held for sale	—	299.9
Total current assets	1,626.3	1,846.1
Property, plant and equipment, net	1,012.0	991.3
Goodwill	3,645.5	3,649.4
Intangible assets, net	9,258.5	9,666.3
Other assets	290.9	251.0
Total Assets	$15,833.2	$16,404.1

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$21.7	$22.3
Accounts payable	125.4	133.0
Accrued payroll and payroll-related costs	110.5	103.7
Accrued interest	69.9	80.2
Accrued and other current liabilities	642.0	517.4
Current liabilities held for sale	—	72.8
Total current liabilities	969.5	929.4
Long-term debt	6,279.0	6,474.3
Pension and postretirement benefits	136.4	116.7
Environmental liabilities	73.2	73.3
Deferred income taxes	2,772.5	3,132.4
Other income tax liabilities	95.3	121.3
Other liabilities	298.5	245.5
Total Liabilities	10,624.4	11,092.9
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.6	23.5
Ordinary shares held in treasury at cost	(711.7)	(109.7)
Additional paid-in capital	5,395.0	5,357.6
Retained earnings	567.6	38.9
Accumulated other comprehensive income	(65.7)	0.9
Total Shareholders' Equity	5,208.8	5,311.2
Total Liabilities and Shareholders' Equity	$15,833.2	$16,404.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Nine Months Ended
	June 24, 2016	June 26, 2015
Cash Flows From Operating Activities:
Net income	$528.7	$249.5
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	625.0	481.2
Share-based compensation	30.6	93.9
Deferred income taxes	(324.3)	(135.2)
Non-cash impairment charges	16.9	—
Gain on disposal of discontinued operations	(99.1)	—
Other non-cash items	22.7	(61.2)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	51.2	(22.9)
Inventories	(6.5)	36.9
Accounts payable	(8.6)	16.5
Income taxes	140.7	61.6
Other	17.1	(161.1)
Net cash provided by operating activities	994.4	559.2
Cash Flows From Investing Activities:
Capital expenditures	(133.5)	(92.5)
Acquisitions and intangibles, net of cash acquired	(169.5)	(1,176.3)
Proceeds from disposal of discontinued operations, net of cash	267.0	—
Restricted cash	47.1	(21.9)
Other	5.3	2.6
Net cash provided by (used in) investing activities	16.4	(1,288.1)
Cash Flows From Financing Activities:
Issuance of external debt	98.3	1,720.0
Repayment of external debt and capital leases	(307.1)	(1,457.8)
Debt financing costs	(0.1)	(25.3)
Excess tax benefit from share-based compensation	—	30.4
Proceeds from exercise of share options	8.5	29.7
Repurchase of shares	(602.0)	(15.4)
Other	(53.0)	(28.1)
Net cash (used in) provided by financing activities	(855.4)	253.5
Effect of currency rate changes on cash	0.6	(7.1)
Net increase in cash and cash equivalents	156.0	(482.5)
Cash and cash equivalents at beginning of period	365.9	707.8
Cash and cash equivalents at end of period	$521.9	$225.3